    As filed with the Securities and Exchange Commission on March 15, 2001
                                                     Registration No. 333-______

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                 _______________

                                    FORM S-8

                             Registration Statement
                        Under The Securities Act Of 1933

                                 _______________

                                 DATA RACE, INC.
            (Exact name of registrant as specified in its charter)

                    Texas                                    74-2272363
 (State or other jurisdiction of incorporation or        (I.R.S. employer
                organization)                          identification number)


                            6509 Windcrest, Suite 120
                               Plano, Texas 75024
          (Address, including zip code, of principal executive offices)
                                 _______________


                             2000 Stock Option Plan
                            (Full title of the Plans)
                                 _______________

                                 James G. Scogin
                            6509 Windcrest, Suite 120
                               Plano, Texas 75024
                                 (972) 265-4000
 (Name, address and telephone number, including area code, of agent for service)
                                 _______________

                                               CALCULATION OF REGISTRATION FEE
===================================================================================================================
                                                              Proposed           Proposed
          Title of                      Amount                 Maximum            Maximum           Amount of
         Securities                     to be                 Offering           Aggregate        Registration
      to be Registered                Registered              Price Per        Offering Price         Fee
                                                                Share
-------------------------------------------------------------------------------------------------------------------
 Common Stock, no par value       414,000 shares (1)      $       4.418 (3)   $   1,829,052 (3)     $ 457.26
-------------------------------------------------------------------------------------------------------------------
 Common Stock, no par value       836,000 shares (2)      $       .6875 (4)   $     574,750 (4)     $ 143.69
-------------------------------------------------------------------------------------------------------------------
         Total                  1,250,000 shares                              $   2,403,802         $ 600.95
===================================================================================================================

(1) Issuable upon exercise of stock options previously granted under the 2000 Stock Option Plan.
(2) Issuable upon exercise of stock options available to be granted under the 2000 Stock Option Plan.
(3) For the purpose of calculating the registration fee pursuant to Rule 457(h), the offering price and registration fee are computed on the basis of the weighted average exercise price with respect to currently outstanding options.
(4) Pursuant to Rule 457(c), the offering price and registration fee are computed on the basis of the average of the high and low prices of the Common Stock, as reported by The Nasdaq National Market on March 12, 2001.

                                    Part II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents are incorporated by reference in this Registration
Statement:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000;

     2. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000;

     3. The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2000;

     4.   The Company's Current Report on Form 8-K filed November 28, 2000;

     5.   The Company's Current Report on Form 8-K filed January 12, 2001;

     6. The Company's Current Report on Form 8-K filed March 7, 2001 (as amended by Form 8-K/A filed March 8, 2001); and

     7. The description of the Company's Common Stock contained in the Registration Statement on Form 8-A of the Company, filed October 5, 1992, including any amendment and report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all Common Stock to which this Registration Statement relates has been sold or that deregisters all Common Stock to which this Registration Statement relates then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such reports and documents.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        Article 2.02-1 of the Texas Business Corporation Act provides for indemnification of directors and officers in certain circumstances. In addition, the Texas Miscellaneous Corporation Law provides that a corporation may amend its Articles of Incorporation to provide that no director shall be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, provided that the liability of a director is not eliminated or limited (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) any transaction from which such director derived an improper personal benefit, or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute. The Company has amended its Articles of Incorporation and added Article Ten adopting such limitations on a director's liability. The Company's Articles of Incorporation also provide in Article Ten, for indemnification of directors or officers in connection with the defense or settlement of suits brought against them in their capacities as directors or officers of the Company, except in respect of liabilities arising from gross negligence or willful misconduct in the performance of their duties.

     Article VIII of the Company's bylaws provides for indemnification of any person made a party to a proceeding by reason of such person's status as a director, officer or employee of the Company, except in respect of liabilities arising from negligence or misconduct in the performance of their duties.

     An insurance policy obtained by the Company provides for indemnification of officers and directors of the Company and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit No.       Description of Exhibit
-----------       ----------------------

5                 Opinion of Jackson Walker L.L.P. (a)

23.1              Consent of KPMG LLP. (a)

23.2              Consent of Jackson Walker L.L.P. (included in opinion filed as
                  Exhibit 5).

24 Power of Attorney (included on signature page of this Registration Statement)

99                2000 Stock Option Plan (b)
--------------------------------------------------------------------------------
(a)      Filed herewith.

(b) Exhibit has previously been filed as Appendix A to the Company's Definitive Proxy Statement (file no. 000-20706) filed on October 3, 2000, and incorporated herein by reference.

Item 9.  Undertakings.

         a)  The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement, or any material change to such information in the Registration Statement;

              provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on March 11, 2001.

                                            DATA RACE, INC.

                                            By: /s/ Michael McDonnell
                                               -----------------------------
                                            Michael McDonnell, President
                                            and Chief Executive Officer

                                            By: /s/ James G. Scogin
                                               ----------------------------
                                            James G. Scogin, Senior
                                            Vice-President, Chief Financial
                                            Officer, Secretary and Treasurer
                                            (Principal Financial and
                                            Accounting Officer)

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Data Race, Inc., hereby constitute and appoint Michael McDonnell and James G. Scogin, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.


          Name                             Title                                     Date
          ----                             -----                                     ----
/s/ Michael McDonnell          President, Chief Executive Officer and Director   March 11, 2001
---------------------------
 Michael McDonnell

/s/Jeffrey P. Blanchard        Chairman of the Board of Directors                March 11, 2001
---------------------------
 Jeffrey P. Blanchard

/s/Matthew A. Kenny            Director                                          March 11, 2001
---------------------------
 Matthew A. Kenny


          Name                             Title                                     Date
          ----                             -----                                     ----
/s/George R. Grumbles          Director                                          March 11, 2001
---------------------------
 George R. Grumbles

/s/Tom Bishop                  Director                                          March 11, 2001
---------------------------
 Tom Bishop

/s/Byron Smith                 Director                                          March 11, 2001
---------------------------
 Byron Smith

                                   EXHIBITS

                               INDEX TO EXHIBITS
                               -----------------

Exhibit No.                                      Exhibit
-----------                                      -------

    5       Opinion of Jackson Walker L.L.P. (a)

 23.1       Consent of KPMG LLP. (a)

 23.2       Consent of  Jackson Walker L.L.P. (included in opinion filed as
            Exhibit 5.)

   24 Power of Attorney (included on signature page of this Registration Statement)

   99       2000 Stock Option Plan (b)

------------
(a)  Filed herewith.
(b) Exhibit has previously been filed as appendix A of the Company's Definitive Proxy Statement (file no. 000-20706) filed on October 3, 2000, and incorporated herein by reference.